CONSENT OF COUNSEL



Material Technologies, Inc.
Suite 707
11661 San Vicente Boulevard
Los Angeles, CA  90049




         C. Timothy Smoot, Esq., hereby consents to the use of his opinion dated February 14, 2000, 1998, relating to the sale of 1,000,000 shares of Common Stock of Material Technologies, Inc., a Delaware corporation, in accordance with the Corporation's 1998 Stock Plan and to the reference to the Law Office of C. Timothy Smoot under "Experts" in the Registration Statement on Form S-8 and Amendments thereto relating to registering such shares under the Securities Act of 1933.




Torrance, California                                  /s/ C. Timothy Smoot
February 14, 2000                                     C. Timothy Smoot, Attorney


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